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                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.
                                  20549-1004

                                   Form 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      Southpoint Structured Assets, Inc.
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            (Exact name of registrant as specified in its charter)


             DELAWARE                                      51-6503749
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(State or jurisdiction of incorporation                 (I.R.S. Employer
          or organization)                              Identification No.)


          50 North Front Street
           Memphis, Tennessee                                   38103
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(Address of principal executive offices)                      (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ X ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.  [   ]

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                          Name of each exchange on which
     to be so registered                          each class is to be registered
     -------------------                          ------------------------------

     Treasury Security-Backed Certificates,     New York Stock Exchange, Inc.
       Series 1996-1
     Class A Certificates due 8/15/02
     Class B Certificates due 7/15/06
     Class C Certificates due 11/15/16

Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
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                               (Title of class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The description of the Treasury Security-Backed Certificates, Series 1996-1, consisting of Class A Certificates, Class B Certificates and Class C Certificates, is contained in the Prospectus, dated November 15, 1996, included in the Registrant's Registration Statement on Form S-3 (No. 333-9883) under the caption "DESCRIPTION OF CERTIFICATES," which is incorporated herein by reference, and in the Prospectus Supplement, dated November 21, 1996, to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, under the caption "DESCRIPTION OF THE CERTIFICATES," which Prospectus Supplement, together with the Prospectus, shall be deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS

     The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which no other securities of the Registrant are currently registered. In accordance with Part II to the instructions regarding exhibits on Form 8-A, the following exhibits shall be filed with each copy of the Registration Statement filed with such exchange, though none need be filed with, or incorporated by reference in, copies of the Registration Statement filed with the Securities and Exchange Commission.

          1. Copies of the latest Registration Statement filed pursuant to the Securities Act of 1933.

          2. Copies of the Certificate of Incorporation and by-laws of the Registrant.

          3. Standard Terms for Trust Agreements, dated as of November 1, 1996, between the Registrant and Bank One, West Virginia, N.A., as Trustee, as supplemented by the Series Supplement, dated as of November 27, 1996, between the Registrant and the Trustee, relating to the Treasury Security-Backed Certificates, Series 1996-1.

          4.  Specimen Treasury Security-Backed Certificate, Series 1996-1.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        SOUTHPOINT STRUCTURED ASSETS, INC.

                                        BY /s/ C. David Ramsey
                                           ---------------------------
                                           C. David Ramsey
                                           President



Dated: November 21, 1996